Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AND STATEMENTS OF INCOME

The following unaudited pro forma condensed balance sheet and statement of income has been prepared to give effect to the acquisition (the “Acquisition”) by DSP Group Ltd., a wholly-owned subsidiary of DSP Group, Inc. (“DSPG” or the “Company”) of the cordless and VoIP terminals business which was part of NXP’s Mobile and Personal Business Unit (“CIPT” or the “Acquired Business”) on September 4, 2007.

The Acquisition was accounted for under the purchase method of accounting after giving effect to the pro forma adjustments described in the accompanying notes.

The following unaudited pro forma condensed balance sheet combines the historical balance sheet of DSPG and the Acquired Business. The unaudited pro forma condensed balance sheet as of June 30, 2007, gives effect to the Acquisition as if it had occurred on June 30, 2007 and combines the historical unaudited balance sheet of DSPG as of that date and the unaudited balance sheet of CIPT as of that date.

The following unaudited pro forma condensed statements of income combine the historical statements of income of DSPG and the Acquired Business. The unaudited pro forma condensed statements of income for the year ended December 31, 2006, give effect to the Acquisition as if it had occurred on January 1, 2006 and combine the historical audited statements of income of DSPG for such year and the unaudited consolidated statements of operations of CIPT for the year ended December 31, 2006. The unaudited pro forma condensed statements of income for the six-month period ended June 30, 2007, give effect to the Acquisition as if it had occurred on January 1, 2007 and combine the historical unaudited statements of income of DSPG for such period and the unaudited statements of income of CIPT for the six-month period ended June 30, 2007.

The pro forma information should be read in conjunction with the respective consolidated historical financial statements (including notes thereto) of DSPG, for the year ended December 31, 2006, as presented in DSPG’s Annual Report on Form 10-K and the historical audited Statements of Attributable Direct Revenues and Expenses and Statements of Assets Acquired and Liabilities Assumed of the Acquired Business included elsewhere herein.

The unaudited pro forma condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the balance sheets and the results of operations that would have actually been reported had the Acquisition occurred at the beginning of the periods presented, nor is it indicative of future balance sheet and results of operations. These unaudited pro forma condensed balance sheet and statements of income are based upon the respective historical financial statements of DSPG and the Acquired Business and do not incorporate, nor do they assume, any benefits from cost savings or synergies of the combined company. The pro forma adjustments are based on available financial information and certain estimates and assumptions that DSPG believes are reasonable and that are set forth in the notes to the unaudited pro forma condensed balance sheet and statements of income.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

U.S. dollars in thousands

	As of June 30, 2007	As of June 30, 2007			As of June 30, 2007
	DSPG	CIPT	Pro forma adjustments	Note	Pro forma combined
CURRENT ASSETS:
Cash and cash equivalents	$60,365	$16,575	$(16,575)	2a	$60,365
Short-term investments	212,662	—	(206,523)	2b	6,139
Trade receivables	30,560	20,752	(20,752)	2c	30,560
Other receivables and prepaid expenses	5,127	3,773	21,837	2d	30,737
Inventories	10,908	19,000	(15,210)	2e	14,698
Deferred tax assets	2,520	—	123	2f	2,643

Total current assets	322,142	60,100	(237,100)		145,142

LONG-TERM ASSETS:
Marketable securities	80,634	—	—		80,634
Severance pay fund	5,894	—	—		5,894
Deferred tax assets	2,977	—	396	2f	3,373
Property and equipment, net	12,831	809	1,907	2g	15,547
Other assets, net	1,397	8,490	94,651	2h	104,538
Goodwill	1,500	89,881	53,834	2i	145,215

Total long-term assets	105,233	99,180	150,788		355,201

Total assets	$427,375	$159,280	$(86,312)		$500,343

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

U.S. dollars in thousands (except per share data)

	As of June 30, 2007	As of June 30, 2007			As of June 30, 2007
	DSPG	CIPT	Pro forma adjustments	Note	Pro forma combined
CURRENT LIABILITIES:
Trade payables	$18,828	$19,540	$(19,540)	2j	$18,828
Accrued compensation and benefits	7,691	855	7,000	2k	15,546
Income taxes payables	13,105	—	—		13,105
Accrued royalties and commissions	1,592	—	—		1,592
Accrued expenses and other liabilities	8,472	8,982	(6,774)	2l	10,680

Total current liabilities	49,688	29,377	(19,314)		59,751

LONG-TERM LIABILITIES:
Long term debt	—	69,937	(69,937)	2m	—
Accrued severance pay	6,197	1,630	—		7,827
Other long-term liabilities	—	8,073	(8,073)	2m	—

Total long-term liabilities	6,197	79,640	(78,010)		7,827

STOCKHOLDERS’ EQUITY:	371,490	50,263	11,012	2n	432,765

Total liabilities and stockholders’ equity	$427,375	$159,280	$(86,312)		$500,343

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

U.S. dollars in thousands (except per share data)

	Six months ended June 30, 2007	Six months ended June 30, 2007			Six months ended June 30, 2007
	DSPG	CIPT	Pro forma adjustments	Note	Pro forma combined
Revenues	$101,723	$84,015	$—		$185,738
Cost of revenues (exclusive of items shown separately below)	61,233	60,352	(9,943)	3a	111,642

Gross profit	40,490	23,663	9,943		74,096

Operating expenses:
Research and development, net	25,221	18,213	(1,329)	3b	42,105
Sales and marketing	8,307	5,849	(2,659)	3b	11,497
General and administrative	6,925	3,988	(1,994)	3b	8,919
Amortization of acquired intangible assets	—	13,293	1,582	3c	14,875

Total operating expenses	40,453	41,343	(4,400)		77,396

Operating income (loss)	37	(17,680)	14,343		(3,300)
Financial income (expenses), net	6,579	(1,861)	(2,786)	3d	1,932

Income (loss) before taxes on income	6,616	(19,541)	11,557		(1,368)
Taxes on income	(2,288)	3,190	(1,012)	3e	(110)

Net income (loss)	$4,328	$(16,351)	$10,545		$(1,478)

Net earnings per share:
Basic	$0.15				$(0.05)

Diluted	$0.15				$(0.05)

Denominator for basic earnings per share (in thousands)	28,356		4,187	3f	32,543

Denominator for diluted earnings per share (in thousands)	28,580		4,187	3f	32,767

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

U.S. dollars in thousands (except per share data)

	Year ended December 31, 2006	Year ended December 31, 2006			Year ended December 31, 2006
	DSPG	CIPT	Pro forma adjustments	Note	Pro forma combined
Revenues	$216,948	$214,581	$—		$431,529
Cost of revenues (exclusive of items shown separately below)	128,559	141,799	(13,050)	3a	257,308

Gross profit	88,389	72,782	13,050		174,221

Operating expenses:
Research and development, net	47,525	37,646	(2,510)	3b	82,661
Sales and marketing	16,306	12,549	(6,274)	3b	22,581
General and administrative	11,137	10,039	(7,529)	3b	13,647
Amortization of acquired intangible assets	—	6,274	18,656	3c	24,930

Total operating expenses	74,968	66,508	2,343		143,819

Operating income	13,421	6,274	10,707		30,402
Financial income (expenses), net	13,198	(7,529)	(732)	3d	4,937

Income (loss) before taxes on income	26,619	(1,255)	9,975		35,339
Taxes on income	(4,240)	—	92	3e	(4,148)

Net income (loss)	$22,379	$(1,255)	$10,067		$31,191

Net earnings per share:
Basic	$0.76				$0.93

Diluted	$0.74				$0.91

Denominator for basic earnings per share (in thousands)	29,343		4,187	3f	33,530

Denominator for diluted earnings per share (in thousands)	30,049		4,187	3f	34,236

NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AND STATEMENTS OF INCOME

U.S. dollars in thousands

NOTE 1 – GENERAL - ACQUISITIONS:-

a.	Acquisition of the cordless and VoIP terminals business of NXP

On September 4, 2007, DSP Group Ltd., a wholly-owned subsidiary of DSP Group, Inc. (“DSPG” or the “Company”) acquired (the “Acquisition”) the cordless and VoIP terminals business of NXP (the “CIPT” or the “Acquired Business”), then a part of the Mobile and Personal Business Unit of NXP B.V. (“NXP”) . The CIPT targets applications for the cordless and VoIP residential telephony market, mainly European (1.9GHz) telephony (DECT). In connection with the Acquisition, the Company paid NXP approximately $200 million in cash and issued 4,186,603 shares of the Company’s common stock to NXP. The Company also agreed to a contingent cash payment of up to $75 million payable based on future revenue performance of the products of the CIPT for the first four financial quarters following the closing of the Acquisition. With the Acquisition, the Company seeks to, among other things, elevate the cordless and VoIP terminals business to a new and strategic marketing position and leverage NXP’s customer relations in Europe to become a leader in the European DECT market and introduce to the market products enabling new features and applications.

The Acquisition has been accounted for using the purchase method of accounting as determined in Statement of Financial Accounting Standard No. 141, “Business Combinations.” Accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on the estimated fair value on the date of the Acquisition. The allocation period is expected to be closed by the end of 2007, when the Company determines that it is no longer waiting for information, which is known to be available or obtainable, in order to properly identify and measure the fair value of the assets acquired and the liabilities assumed.

Should any contingent payment be made under the Acquisition agreement (the Share and Business Sale Agreement that was entered into by the parties) in the future, the additional consideration, when determinable, will increase the purchase price and accordingly additional goodwill will be recorded.

The total consideration of $277,919 (including estimated transaction costs of $5,400) for the CIPT consisted of (i) cash in the amount of $201,123 and (ii) 4,186,603 newly issued shares of the Company’s common stock, with an aggregate value of $71,396.

NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AND STATEMENTS OF INCOME

U.S. dollars in thousands

Based upon a preliminary valuation of the tangible and intangible assets acquired and liabilities assumed, the Company has allocated the total cost of the Acquisition as follows:

As of September 4, 2007
Current assets	$30,092
Property and equipment	2,716
Other non-current assets	396
Intangible assets:
Goodwill	143,712
In-process research and development	10,120
Current technology	75,580
Customer relations	22,151
Tradename and trademark	590
Backlog	4,820

Total assets acquired	290,177

Liabilities assumed:
Current liabilities (including $7,000 of restructuring costs)	(10,628)
Pension liability, net	(1,630)

Net assets acquired	$277,919

The preliminary allocation of the intangibles assets was determined based on several valuation approaches.

The $ 10,120 assigned to in-process research and development was written off on the date of the Acquisition in accordance with FASB Interpretation (“FIN”) No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method”. The in-process research and development write-off was not included in the pro forma statements of income for the six-month period ended June 30, 2007 and for the year ended December 31, 2006 since it is a non-recurring charge.

Trade name, core technology and backlog in the amount of $ 80,990 are amortized using the straight-line method over a period of 2, 4.5 and 0.3 years, respectively.

Customer relations in the amount of $ 22,151 are amortized over a period of 7.8 years.

The excess of the cost of $143,712 over the net of the amounts assigned to assets acquired and liabilities assumed is recognized as goodwill. An acquired workforce that did not meet the separability criteria was included in the amount assigned to goodwill.

In connection with the Acquisition, the Company recorded $7,000 of severance, severance - related costs and contract termination costs in the preliminary allocation of the cost of the Acquisition in accordance with Emerging Issues Task Force Issue No, 95-3, “Recognition of liabilities in connection with a purchase business combination.” The Company expects to finalize the restructuring plan and pay the full amount of such costs within twelve months of the consummation of the Acquisition. The pro forma statements of income include adjustments for the recurring effects of such termination costs.

NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AND STATEMENTS OF INCOME

U.S. dollars in thousands

NOTE 2 – PRO FORMA ADJUSTMENTS TO BALANCE SHEET:-

The pro forma condensed balance sheet as of June 30, 2007 includes the adjustments necessary to give effect to the Acquisition as if it had occurred on June 30, 2007. Euro amounts on the balance sheet were converted to U.S. dollars at the exchange rate of Euro 0.742 per U.S. $ 1, which represented the exchange rate applicable on the date of the balance sheet. Such conversions should not be construed as representations that the Euro amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollar at the rate indicated, or at all. Adjustments included in the pro forma condensed balance sheet are summarized as follows:

a.	Elimination of cash and cash equivalents that were not acquired by DSPG as part of the Acquisition in the amount of $ 16,575.

b.	Reduction of short-term investments in the amount of $ 206,523, which represented the cash consideration for the Acquisition (including Acquisition-related costs).

c.	Elimination of trade receivables that were not acquired by DSPG as part of the Acquisition in the amount of $ 20,752.

d.	Elimination of other receivables and prepaid expenses that were not acquired by DSPG as part of the Acquisition in the amount of $ 3,773; Recordation of prepaid expenses to purchase inventory in accordance with the Acquisition agreement paid by DSPG to NXP as part of the Acquisition in the amount of $25,610.

e.	Adjustment to reflect the inventory acquired at fair value in the amount of $15,210.

f.	Recordation of short-term and long-term deferred tax assets on the date of the Acquisition in the amount of $123 and $396, respectively.

g.	Adjustment to reflect property and equipment acquired as part of the Acquisition that were not included in the CIPT financial statements in the amount of $1,907.

h.	Elimination of CIPT other assets that were not acquired by DSPG as part of the Acquisition in the amount of $8,490 and recordation of other intangible assets acquired in the Acquisition.

i.	Elimination of CIPT goodwill from previous acquisitions of $89,881 and recordation of other goodwill acquired in the Acquisition.

j.	Elimination of trade payables that were not purchased by DSPG as part of the Acquisition in the amount of $ 19,540.

k.	Recordation of restructuring liability in accordance with EITF 95-3 in the amount of $7,000.

l.	Elimination of accrued expenses and other liabilities that were not assumed by DSPG as part of the Acquisition in the amount of $ 6,774.

m.	Elimination of long-term debt and other long term liabilities that were not assumed by DSPG as part of the Acquisition in the amount of $ 69,937 and $ 8,073, respectively.

n.	Recordation of the issuance of 4,186,603 shares of DSPG common stock as part of the Acquisition, valued at $ 71,395 in accordance with EITF 99-12; Elimination of the equity of CIPT as of June 30, 2007 in the amount of $ 50,263; Reduction in stockholders’ equity by $ 10,120 in respect of in process research and development write-off.

NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AND STATEMENTS OF INCOME

U.S. dollars in thousands

NOTE 3 – PRO FORMA ADJUSTMENTS TO STATEMENTS OF INCOME:-

The pro forma condensed statements of income for the six-month period ended June 30, 2007 and for the year ended December 31, 2006 include the adjustments necessary to give effect to the Acquisition as if it had occurred on January 1, 2007 and 2006, respectively. Euro amounts on the statement of income were converted to U.S. dollars at the exchange rate of Euro 0.752 per U.S. $ 1 for the six months ended June 30, 2007 and Euro 0.797 per U.S. $ 1 for the twelve months ended December 31, 2006, which represented the average exchange rate applicable for such periods. Such conversions should not be construed as representations that the Euro amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollar at the rate indicated, or at all. Adjustments included in the pro forma condensed statements of income are summarized as follows:

a.	Adjustment to the cost of goods sold to eliminate NXP’s internal costs and to reflect the Manufacturing Services Collaboration Agreement that was entered into by the parties as part of the Acquisition for the six-month period ended June 30, 2007 and for the year ended December 31, 2006.

b.	Adjustment to the corporate overhead allocation expenses to reflect more reasonable basis deemed by DSPG’s management for the six-month period ended June 30, 2007 and for the year ended December 31, 2006;
c.	Recordation of the amortization of core technology, customer relationship, trademarks and backlog acquired as part of the Acquisition for the six-month period ended June 30, 2007 and for the year ended December 31, 2006; Elimination of intangible assets amortization allocated and recorded in CIPT from previous acquisitions in the amount of $13,293 for the six month period ended June 30, 2007 and $6,274 for the year ended December 31, 2006.

d.	Reduction of interest income as if the cash paid for the Acquisition and the Acquisition-related costs were paid on January 1, 2007 or January 1, 2006 for the six-month period ended June 30, 2007 and for the year ended December 31, 2006, respectively, using interest rates of 4.5% and 4%, respectively, for the cash paid from the Company’s existing liquidity resources; Elimination of interest expenses in connection with the long-term debt that was not assumed as part of the Acquisition.

e.	Tax effects of paragraphs a, b c and d above.

f.	Denominator for basic and diluted earnings per share was calculated as if the 4,186,603 shares of DSPG common stock issued in the Acquisition were issued on January 1, 2007 or January 1, 2006 for the six-month period ended June 30, 2007 and for the year ended December 31, 2006, respectively.